SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2003

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road
Phoenix, Arizona 85008	85008
(Address of principal executive offices)	(Zip sode)

602-244-6600

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure

On December 3, 2003, ON Semiconductor Corporation issued a news release announcing, among other matters, its decision to phase out manufacturing operations at its facility in East Greenwich, Rhode Island by the end of 2004, and an expected restructuring, asset impairment and other charge of $15 to $20 million in the fourth quarter of 2003 as a result of the decision. The news release, titled “ON Semiconductor to Phase Out Manufacturing in East Greenwich,” is attached to this Current Report on Form 8-K as Exhibit 99.

Item 7.	Financial Statements, Pro Forma

Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description
99	News release for ON Semiconductor Corporation dated December 3, 2003 titled “ON Semiconductor to Phase Out Manufacturing in East Greenwich”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2003		ON SEMICONDUCTOR CORPORATION

	By:	/s/ DONALD A. COLVIN
Donald A. Colvin Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	News release for ON Semiconductor Corporation dated December 3, 2003 titled “ON Semiconductor to Phase Out Manufacturing in East Greenwich”